BRF S.A.

A Publicly Traded Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 16269-2

MINUTES OF THE 87TH EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS

DATE, PLACE AND TIME: October 17, 2013 at 5:00 p.m. at Rua Hungria, 1400, 5th floor in the city and state of São Paulo. CHAIR: Abilio Diniz, Chairman, Edina Biava, Secretary. ATTENDANCE: the full quorum of the effective members. RESOLUTIONS ADOPTED: 1. Election of the Chief Executive Officer, Brazil: The Board resolved to elect Sérgio Carvalho Mandin Fonseca, Brazilian, married, engineer, enrolled in the tax register (CPF) under number 323.378.846-00  and bearer of Brazilian ID number 641410-SSP/MG, resident and domiciled in the city and state of São Paulo, as Chief  Executive Officer of the Brazilian Business Division (CEO Brazil) with his term of office to coincide with that of the remaining members of the Executive Board, pursuant to the Organizational Restructuring Plan published by the Company on August 14, 2013, through the intermediary of the Material Fact announced to the Capital Markets. 2. Changes in the Executive Board: Luiz Henrique Lissoni, Executive Vice President is leaving the Company as of this date.  The Board placed on record their thanks to the executive for the work undertaken during his time at the Company. 3. Composition of the Executive Board: the Executive Board with its term of office to run until the E/AGM of 2015, shall now be made up as follows: Global Chief Executive Officer (CEO Global), Claudio Eugenio Sttiller Galeazzi; Chief Executive Officer - Brazil (CEO Brazil), Sérgio Carvalho Mandin Fonseca; Chief Financial, Administrative and Investor Relations Officer, Leopoldo Viriato Saboya; Executive Vice Presidents: Ely David Mizrahi; Gilberto Antonio Orsato; Hélio Rubens Mendes dos Santos Júnior; Nilvo Mittanck and Sylvia de Souza Leão Wanderley. São Paulo-SP, October 17, 2013. These minutes were approved by all the Directors: ABILIO DINIZ, Chairman; SÉRGIO RICARDO SILVA ROSA, Vice Chairman; CARLOS FERNANDO COSTA; DÉCIO DA SILVA; JOSÉ CARLOS REIS MAGALHÃES NETO; LUIZ FERNANDO FURLAN; LUÍS CARLOS FERNANDES AFONSO; MANOEL CORDEIRO SILVA FILHO; PAULO ASSUNÇÃO DE SOUSA; PEDRO DE ANDRADE FARIA; WALTER FONTANA FILHO.

EDINA BIAVA

Secretary